Exhibit 10.9

Unofficial English Translation
Of
Voting Trust Agreement

This Trust Agreement (the “Agreement”) is entered into on Apr 25th, 2010 in the conference room of Walker Resources Recycling Co., Ltd. (the “Company”) by and between:

Party A: [Walker Resources Beneficial Owners] (Hereinafter referred to as “Trustors”);
Party B: [Walker Resources Shareholders] (Hereinafter referred to as “Trustees”);

In this Agreement, Trustor and Trustee hereinafter will be collectively called Parties and individually be called a Party.

Whereas:

1. Trustor made the contribution equivalent to the amount of RMB [] to the Company and is the beneficial owner of the corresponding []% of equity interests of the Company (the “Trusted Equity Interests”);

2. Trustor hereby intends to entrust the Trustee to hold the Trusted Equity Interests;

3. Trustees hereby agrees to be entrusted to hold the Trusted Equity Interests, among which [Trustee A] agrees to be entrusted to hold []% of the Trusted Equity Interests, and [Trustee B] agrees to be entrusted to hold []% of the Trusted Equity Interests.

Therefore, based on the principles of equality and mutual benefit and in accordance with the relative laws and regulations of the People’s Republic of China (the “PRC”), the Parties consent to enter into this Agreement through friendly negotiation.

Article 1 the Trust

1.1 The Trusted Equity Interests

The Trusted Equity Interests shall have the meaning of the contribution, the amount of which equals to RMB [], made by the Trustor, the corresponding []% of equity interests and all rights and obligations attached to the said equity interests. Trustor hereto hereby agrees to entrust the Trustee to hold the Trusted Equity Interests pursuant to the terms and conditions as stipulated in this Agreement. Trustee hereto hereby agrees to hold the Trusted Equity Interests in lieu of the Trustor under the same terms and conditions. The Parties further to confirm that the Trusted Equity Interests will be registered in the name of the Trustee and the Trustor will remain to be the actual investor. All shareholder’s rights, including but not limited to management, operation, profit distribution, etc. of the Company shall be enjoyed by the Trustor and the related obligations and operation risks shall be assumed by the Trustor.

1.2 The Trust Period

The Trust period will start as of the date of the effectiveness of this Agreement to the earliest of the date on which: (1) the Parties agrees to transfer the Trusted Equity Interests to any third party, or (2) the Parties agree to terminate this Agreement, or (3) the Company is winding up.(the “Trust Period”)

1.3 Excise of the Shareholder’s Rights

Trustee shall positively cooperate with the Trustor or the Company under the circumstances that the Trustor or the Company requires the Trustee to execute relative documents for the purpose of the normal and legal operations of the Company. Therefore, Trustee shall issue a power of attorney to the Trustor, which shall authorize the Trustor with all shareholders’ rights attached in the Trusted Equity Interests. The power of attorney will be two exhibits of this Agreement constituting an integral part of this Agreement. All legal consequences arising from the exercise of the shareholder’s rights shall be burdened by the Trustor.

Article 2 Rights and Obligations of the Parties

2.1 Rights and obligations of the Trustor during the Trust Period shall contain as follows:

(1) Trustor has the right to know the operation details at any time and make any proposals;
(2) if the Company distribute dividends to its shareholders, allots shares and so on during the Trust Period, Trustor shall immediately be entitled to obtain such dividends, shares and any other benefits;
(3) in the event that the Trustee suffers any losses which are not caused by the Trustee as the nominal shareholder of the Company, Trustor shall compensate the losses of the Trustee;
(4) any other rights and obligations of the Trustor stipulated in this Agreement.

2.2 Rights and obligations of the Trustee during the Trust Period shall contain as follows:

(1) Trustee shall fully follow the instruction of the Trsutor to exercise the shareholder’s rights pursuant to Article 1.3 of the Agreement on his/her best efforts with due care and accept the supervision of the Trustor;
(2) Trustee shall not authorize other parties to exercise shareholder’s management rights without the written consent of the Trustor;
(3) Trustee shall report to the Trustor any significant matters, which the Trustee knows or should know, concerning operation of the Company;
(4) if the Company distribute dividends to its shareholders, allots shares and so on during the Trust Period, Trustee shall immediately pay dividends of the current period and inform the related items in respect of allocated shares to the Trustor and conduct any steps per the instruction of the Trustor;
(5) any other rights and obligations of the Trustee stipulated in this Agreement.

Article 3 Representations and Warranties

The Parties hereto hereby represent and warrant to each other as of the date of the execution of this Agreement that:
(1) the Parties have right to execute the Agreement and have the ability to perform the same;
(2) the Parties have conducted all necessary corporate actions in order to execute and perform this Agreement;
(3) the Parties have authorized their respective authorized representatives to execute this Agreement;
(4) either Party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between the Parties after the execution;
(5) the execution and the performance of the obligations under this Agreement will not:
(a) be against any provision of the business license, articles of association and other similar documents of the Company;
(b) be against laws and regulations of the PRC and any authorization or permit of Chinese government;
(c) be against or result in a breach of any contract or agreement to which either Party is a party or by which it is bound.

Article 4 Effectiveness

This Agreement shall take effect after it is duly executed by the authorized representatives of the Parties hereto.

Article 5 Liability for Breach of Agreement

During the term of this Agreement, any violation of any provisions herein by either Party constitutes a breach of contract and the breaching party shall compensate the non-breaching Party for the loss incurred as a result of this breach.

Article 6 Force Majeure

Either Party which fails to perform all or part of the obligations under the Agreement due to force majeure shall not be considered to breach the contract, but the said Party shall provide valid evidence of such force majeure to the other Party in a timely manner, and the failure of performance shall be settled through consultations between the Parties hereto.

Article 7 Governing Law

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the People’s Republic of China.

Article 8 Settlement of Dispute

Any disputes under the Agreement shall be settled at first through friendly consultation between the Parties hereto. In case no settlement can be reached through consultation, either Party shall have the right to submit such disputes to China International Economic and Trade Arbitration Commission in Beijing for arbitration. The place of arbitration is Beijing. The arbitration award shall be final and binding on both Parties.

Article 9 Confidentiality

9.1 The Parties hereto agree to cause relevant people who have access to and knowledge of the terms and conditions of this Agreement to keep strict confidentiality and not to disclose any of these terms and conditions to any third party unless it is explicitly stipulated by law or requested by judicial authorities or governmental departments or agreed by the other Party, otherwise such Party or personnel shall assume corresponding legal liabilities.

9.2           The Parties’ obligations of confidentiality shall survive after the termination of this Agreement.

Article 10 Severability

10.1           Any provision of this Agreement that is invalid or unenforceable due to the laws and regulations shall be ineffective without affecting in any way the remaining provisions hereof.

10.2 In the event of the foregoing paragraph, the Parties hereto shall prepare supplemental agreement in a timely manner to replace the invalid provision through friendly consultation.

Article 11 Non-waiver of Rights

11.1 Any failure or delay by any Party in exercising its rights under this Agreement shall not constitute a waiver of such right.

11.2 Any failure of any Party to demand the other Party to perform its obligations under this Agreement shall not be deemed as a waiver of its right to demand the other Party to perform such obligations in the future.

11.3 In the event that a Party exempts the other Party from liability when that Party has failed to perform any of its obligations under any provisions of this Agreement, it shall not be deemed as an exemption from liability for any future violation of such provisions or other provisions.

Article 12 Non-transferability

Unless otherwise specified under this Agreement, no Party can assign or delegate any of the rights or obligations under this Agreement to any third party nor can it provide any guarantee to such third party or carry out other similar activities without the prior written consent from the other Party.

Article 13 Miscellaneous

13.1 Any amendment entered into by the Parties hereto after the effectiveness of this Agreement shall be an integral part of this Agreement and have the same legal effect as this Agreement. In case of any discrepancy between the amendment and this Agreement, the amendment shall prevail. In case of several amendments, the amendment with the latest date shall prevail.

13.2 This Agreement is executed in Chinese in triplicate. The Trustor shall hold one copy and the Trustees shall hold two copies.

13.3 In witness whereof, the Parties have executed this Agreement as of the date first written above.

Remainder of the Page Intentionally Left Blank

Trustors:

(Signature) ________

(Signature)________

Date:

Trustees:

(Signature)________

(Signature)________

Date: